Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director or officer, or both, of Andalay  Solar, Inc., a Delaware corporation (the “Company”), does hereby constitute and appoint MARGARET R. RANDAZZO with full power to each of them to act alone, as the true and lawful attorney and agent of the undersigned, with full power of substitution and resubstitution to each of said attorneys to execute, file or deliver any and all instruments and to do all acts and things which said attorneys and agents deem advisable to enable the Company to comply with the Securities Act of 1933, as amended (the “Securities Act”), and any requirements or regulations of the Securities and Exchange Commission in respect thereof, in connection with the registration under said Securities Act of shares of common stock of the Company under the registration statement on Form S-1, including specifically, but without limitation of the general authority hereby granted, the power and authority to sign his name as a director or officer or both, of the Company, as indicated below his signature, to the registration statement, and any amendment, post-effective amendment, supplement or papers supplemental thereto, to be filed with respect to said shares of common stock; and each of the undersigned does hereby fully ratify and confirm all that said attorneys and agents, or any of them, or the substitute of any of them, shall do or cause to be done by virtue hereof.  Validity of this Power of Attorney will not be affected by failure to acknowledge, witness or seal it.

This Power of Attorney may be executed in two or more counterparts, each of which shall be original and all of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, each of the undersigned has subscribed these presents, this 24th of January 2014.

/s/ Margaret R. Randazzo	Chief Executive Officer, Chief Financial Officer and Director
Margaret R. Randazzo

/s/ Edward L. Bernstein	Director
Edward L. Bernstein

/s/ Mark L. Kalow	Director
Mark L. Kalow

/s/ Ron Kenedi	Director
Ron Kenedi
/s/ Ed Roffman	Director
Ed Roffman